UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 23, 2005

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2005, Legg Mason, Inc. (the "Company"), as Borrower, and Citicorp North America, Inc., as Administrative Agent and as Lender (the "Lender"), entered into an unsecured 5-Year Credit Agreement (the "Credit Agreement") pursuant to which the Lender will provide the Company with a term loan in an amount not to exceed $300,000,000. The Company has entered into the Credit Agreement in connection with its pending transaction with Citigroup Inc., a Delaware corporation and the corporate parent of the Lender ("Citigroup"), whereby the Company will acquire Citigroup subsidiaries that constitute substantially all of Citigroup's worldwide asset management business (the "Transaction"), and will use this term loan to pay a portion of the purchase price in the Transaction as discussed below. $150,000,000 of the term loan facility will become available to fund a portion of the purchase price in the Transaction that is payable outside the United States from the closing date under the Credit Agreement until the closing date of the Transaction (the "Acquisition Date"), and will be payable in full at maturity five business days after the Acquisition Date. All $300,000,000 of the term loan facility (including repaid amounts of the initial loan) will become available after the Acquisition Date to fund any additional purchase price payable in the Transaction at any time when the Company is required to pay such additional purchase price as a result of retaining certain client accounts, and will be payable in full at maturity five years from the closing date under the Credit Agreement. In the Credit Agreement, the Company has agreed to standard covenants, including that (i) the Company maintain a ratio of consolidated outstanding debt to consolidated earnings before interest, taxes, depreciation and amortization that is no greater than 2.5 to 1, and (ii) the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to cash interest payable on all of its outstanding debt of at least 4 to 1.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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Section 2		Financial Information

Item 2.03		Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Credit Agreement described above in Item 1.01, which disclosure is incorporated herein by reference, the Company will borrow up to $300,000,000 from the Lender under an unsecured term loan facility. $150,000,000 of the term loan facility will become available to fund a portion of the purchase price in the Transaction that is payable outside the United States from the closing date under the Credit Agreement until the Acquisition Date, and will be payable in full at maturity five business days after the Acquisition Date. All $300,000,000 of the term loan facility (including repaid amounts of the initial loan) will become available after the Acquisition Date to fund any additional purchase price payable in the Transaction at any time when the Company is required to pay such additional purchase price as a result of retaining certain client accounts, and will be payable in full at maturity five years from the closing date under the Credit Agreement. Amounts outstanding under the term loan facility may be prepaid from time to time by the Company. The Credit Agreement contains standard events of default, the occurrence of which may trigger an acceleration of amounts outstanding under the term loan, including (i) aggregate payment defaults by the Company on at least $50 million in other indebtedness, and (ii) failures by the Company to pay unstayed judgments or court orders in an aggregate amount in excess of $50 million.

Section 9		Financial Statements and Exhibits

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

	10.1	5-Year Credit Agreement, dated as of November 23, 2005, between Legg Mason, Inc., as Borrower; Citicorp North America, Inc., as Administrative Agent; and the other lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: November 29, 2005	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	5-Year Credit Agreement, dated as of November 23, 2005, between Legg Mason, Inc., as Borrower; Citicorp North America, Inc., as Administrative Agent; and the other lenders party thereto.

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